                                 EXHIBIT 8(A)


                   AMENDED AND RESTATED CUSTODIAN AGREEMENT

AGREEMENT made this 24th day of September, 1992 by and among NEW ENGLAND ZENITH FUND, a Massachusetts business trust having its principal place of business at 501 Boylston Street, Boston, Massachusetts (hereinafter called the "Fund"), on behalf of its Money Market Series, its Bond Income Series, its Capital Growth "Series"), NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, Massachusetts corporation ("The New England"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal place of business at 225 Franklin Street, Boston, Massachusetts (hereinafter called "State Street" or the "Custodian");

     WHEREAS, the Fund, The New England and the Custodian have entered into Custodian Agreements dated February 27, 1987 and March 30, 1987, as amended to date (the "Previous Agreement"), governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund;

     WHEREAS, the fund and the Custodian desire to amend the terms and conditions of the Previous Agreements to comply with certain regulatory requirements of the Department of Insurance of the State of California, to effect certain other changes in the Previous Agreements and the restate the Previous Agreements by incorporating into the Agreement the terms and conditions of the Previous Agreements and all amendments thereto;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the Fund, the New England and State Street, intending to be legally bound, hereby agree as follows:


I.  DEPOSITORY
    ----------

     The fund agrees to and does hereby appoint State Street the depository of each Series subject to the provisions hereof, and likewise agrees to deliver to State Street certified or authenticated copies of the Fund's Agreement and Declaration of Trust and By-Laws, all amendments thereto, a certified copy of the resolution of the Trustees appointing State Street to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such resolutions of its Trustees, contracts and other documents as may be required by State Street in the performance of its duties hereunder.

II.  CUSTODIAN
     ---------

     1. The Fund agrees to and does hereby appoint State Street Custodian of the assets belonging to each Series, subject to the provisions hereof, and likewise, subject to the provisions hereof, agrees that State Street shall retain separately all securities and cash now owned or hereafter acquired by each Series, and the Fund also agrees to deliver and pay or cause to be delivered and paid to State Street, as Custodian, all securities and cash hereafter acquired by each such Series.

     2. All securities delivered to state Street (other than in bearer form) shall be properly endorsed and in form for transfer or in the name of State Street or of a nominee of State Street or in the name of the applicable Series or of a nominee of such Series.

     3. As Custodian, State Street shall have and perform the following powers and duties:

A.  Safekeeping.  To keep safely in a separate account the securities of each
    -----------
Series and on behalf of each Series, from time to time, to receive delivery of certificates for safekeeping and to keep such certificates physically segregated at all times from those of any other person. State Street shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing bonds and other held by it under this Agreement in such manner as State Street shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 6-C of Article II, State Street may rely upon certificates from such agent, sub-custodian or foreign sub-custodian as to the holdings of such agent, sub-custodian or foreign sub-custodian, it being understood that such reliance in no way relieves State Street of its responsibilities under this Agreement. State Street will promptly report to the Fund the results of such inspections, indicating any shortages or discrepancies undercovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

B.  Deposit of Series Assets in Securities Systems.  State Street may, upon
    ----------------------------------------------
approval by one or more Series, deposit and/or maintain securities owned by such Series in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as a "Securities System," in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

(1) State Street may keep securities of such Series in a Securities System provided that such securities are represented in an account (the "Series' Account") of State Street in the Securities System which shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

(2) The records of State Street with respect to securities of each Series which are maintained in a Securities System shall identify (separately for each Series) by book-entry those securities belonging to each such Series;

(3) State Street shall pay for securities purchased for the account of each Series upon (I) receipt of advice from the Securities System that such securities have been transferred to the Series' Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of such Series. State Street shall transfer securities sold for the account of each Series upon (I) receipt of advice from the Securities System of transfers of securities for the account of each Series shall identify the applicable Series, be maintained for such Series by State Street shall furnish the Fund confirmation of each transfer to or from the account of each Series in the form of a written advice or notice and shall furnish to the Fund copies of daily transactions sheets reflecting each day's transactions in the Securities System for the account of such Series on the next business day;

(4) State Street shall provide the Fund with any report obtained by State Street on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

(5) Anything to the contrary in this agreement notwithstanding, State Street shall be liable to the Fund for any loss or damage to each Series resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that any Series has not been made whole for any such loss or damage. Security Systems, sub-custodians and correspondents utilized by the Custodian shall be deemed to be agents of the Custodian.

C.  Registered Name; Nominee.  To register securities of each Series held by
    ------------------------
State Street in the name of such Series or of any nominee of such Series or in the name of State Street or of any nominee of State Street or in the name of any Security System approved by the California Insurance Commissioner.

     Any Security System must be either registered with or approved by the Securities and Exchange Commission.

     Any nominee shall either be a `d.b.a.' of the Custodian or a partnership consisting solely of the Custodian's employees, officers, directors or affiliated entities under the legal and operational control of the Custodian. Only one nominee will be used for all securities of each Series held by the Custodian.

D.  Purchases.  Upon receipt of proper instructions, and insofar as cash is
    ---------
available for the purpose, to pay for and receive all securities purchased for the account of each Series, payment being made only upon receipt of the securities by State Street 9or by any bank, banking firm, responsible commercial agent or trust company doing business in the United States and/or any foreign country and appointed by State Street pursuant to Section 6-C of Article II as State Street's agent for this purpose or appointed Article II as State Street's agent for this purpose or appointed as sub-custodian pursuant to Section 6-D of
Article II, or appointed as foreign sub-custodian pursuant to Section 7-A of
Article II), registered as provided in Section 3-C of Article II or in form for transfer satisfactory of State Street, or in the case of repurchase agreements entered into between the Fund, on behalf of any Series, and State Street, or another bank, (I) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities (which account shall comply with Section 3-B of Article II) or (ii) against delivery of the receipt evidencing purchase by the Fund, on behalf of the applicable Series, of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Fund, on behalf of such Series. All securities accepted by State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser. Except as otherwise provided with respect to repurchase agreements in this Section 3-D of
Article II, in any and every case of a purchase of securities for the account of any Series where payment is made by State Street in advance of receipt of the securities purchased, State Street shall be absolutely liable to such Series for such securities to the same extent as if the securities had been received by State Street.

E.  Exchanges.  Upon receipt of proper instructions, to exchange securities or
    ---------
interim receipts or temporary securities held by it or by any agent appointed by it pursuant to Section 6-C of Article II or any sub-custodian appointed pursuant to Section 6-D of Article II or any foreign sub-custodian appointed pursuant to
Section 7-A of Article II for the account of any Series for other securities alone or for other securities and cash, in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants, subscription or purchase rights, or otherwise; to deposit any such securities and cash in accordance with their terms of any reorganization or protective plan or otherwise, and to deliver securities to the designated depository or other receiving agent in response to tender offers or similar offers to purchase
received in writing.   Except as instructed by proper instructions received in
timely enough fashion for State Street to act thereon prior to any expiration date ( which shall be presumed to be three business days prior to such date unless State Street has advised the Fund of a different period) and giving full details of the time and method of submitting securities in response to any tender or similar offer, exercising any subscription or purchase right or making any exchange pursuant to this Section 3-E and subject to State Street having fulfilled its obligations under Section 6-G of Article II pertaining to notices or announcements, State Street shall be under no obligation regarding any tender or similar offer, subscription or purchase right or exchange except to exercise its best efforts. When such securities are in the possession of an agent appointed by State Street pursuant to Section 6-C of Article II, the proper instructions referred to in the preceding sentence must be received by State Street in timely enough fashion (which shall be presumed to be three business days unless State Street has advised the Fund of a different period) for State Street to notify the agent in sufficient time to permit such agent to act prior to any expiration date. When the securities are in the possession of a sub-custodian appointed pursuant to Section 6-D of Article II or a foreign sub-custodian or the foreign sub-custodian in timely enough fashion as advised to the Fund by State Street, the sub-custodian or the foreign sub-custodian to permit the sub-custodian or the foreign sub-custodian to act prior to any expiration date.

F.  Sales.  Upon receipt of proper instructions and upon receipt of payment
    -----
therefor to make delivery of securities which have been sold for the account of any Series. All such payments are to be made in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire system and subsequent credit to the Fund's Custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom.

G.  Purchases by Issuer.  Upon receipt of proper instructions to release and
    -------------------
deliver securities owned by any Series t the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street.

H.  Changes of Name and Denomination.  Upon receipt of proper instructions to
    --------------------------------
release and deliver securities owned by any Series to the Issuer thereof or its agent for transfer into the name of the Series or State Street or a nominee of either, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to State Street.

I.  Street Delivery.  Upon receipt of proper instructions, which in the case of
    ---------------
registered securities may be standing instructions, to release and deliver securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have nor responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct.

J.  Release of Securities for Use as Collateral.  Upon receipt of proper
    -------------------------------------------
instructions, to release securities belonging to any Series to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by such Series; provided, however, that securities shall be released only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for the purpose. Upon receipt of proper instructions, to pay such loan upon redelivery to State Street of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan.

K.  Release or Delivery of Securities for Other Purposes.  Upon receipt of
    ----------------------------------------------------
proper instructions, to release or deliver any securities held by it for the account of the Series for any other purpose (in addition to those specified in Sections 3-E, 3-F, 3-G, 3-H, 3-I and 3-J of Article II) which the Fund declares is a proper corporate purpose pursuant to the proper instructions described in
Section 5-A of Article II.

L.  Miscellaneous.  In general, to attend to all nondiscretionary details in
    -------------
connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of each Series except as otherwise from time to time directed by proper instructions. State Street shall render to the Fund an itemized statement of the securities for which it is accountable to the Fund under this Agreement as of the end of each month, as well as a list of all security transactions that remain unsettled at such time. Transactions involving securities or any other cash of a particular Series shall be carried out solely for the account of that Series.

4. As Custodian, State Street shall have and perform the following additional powers and duties:

A.  Bank Account.  To retain all cash of each Series, other than cash maintained
    ------------
by any Series in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, in the banking department of State street in a separate account or accounts in the name of the Series, subject only to a draft or order by State Street acting pursuant to the terms of this Agreement. If and when authorized by proper instructions in accordance with a vote of the majority of the Trustees of the Fund, State Street may open and maintain an additional account or accounts in such other banks or trust companies as may be designated by such instructions, such account or accounts, however, to be in the name of State Street in its capacity as Custodian for a particular Series and subject only to its draft or order in accordance with the terms of this Agreement. If requested by the Fund, State Street shall furnish the Fund, not later than twenty (20) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all accounts described in this Section 4-A to the balance shown on the daily cash report for that day rendered to the Fund. Any bank account maintained under this Section 4-A shall be subject to all of the terms and conditions of this Agreement.

B.  Collections.  Unless otherwise instructed by receipt of proper instructions,
    -----------
to collect, receive and deposit in the bank account instructions, to collect, receive and deposit in the bank account or accounts maintained pursuant to
Section 4-A of Article II all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, and to do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing, to:

     (1) present for payment on the date of payment all coupons and other income items requiring presentation;

     (2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

     (3) endorse and deposit for collection, in the name of the applicable Series, checks, drafts or other negotiable instruments on the same day as received.

In any case in which State Street does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instructions; State Street shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

C.  Sale of Shares of the Series.  To make such arrangements with the Transfer
    ----------------------------
Agent of each Series, which may be State Street, as will enable State Street to make certain it receives the cash consideration due to each such Series for shares of such Series as may be issued or sold from time to time by the Fund, all in accordance with the Fund's Agreement and Declaration of Trust. In connection with such issuance of shares of each Series, State Street shall make such arrangements with the Transfer Agent as shall insure the timely notification to the Transfer Agent and to the Fund of the receipt of Federal funds by State Street by means of the Federal Reserve Wire System or of the receipt of funds by other bank wire transfers in payment for the issuance of such shares. Consideration received in connection with the sale of Shares of any Series shall be credited to the account of that Series only.

     At 9:00 a.m. on the second business day after the deposit of a check into a Series' account, State Street agrees to make Federal funds available to such Series in the amount of the check.

D.  Dividends and Distributions.  Upon receipt of proper instructions, which may
    ---------------------------
be continuing instructions when deemed appropriate by the parties, to release or otherwise apply cash appropriate by the parties, to release or otherwise apply cash insofar as available, for the payment of dividends or other distributions to shareholders of each Series. Distributions to the shareholders of any Series shall be made only from the assets of the relevant Series.

E.  Redemption of Shares of the Series.  From such funds as may be available for
    ----------------------------------
the purpose but subject to the limitations of the Agreement and Declaration of Trust, and applicable resolutions of the Trustees of the Fund pursuant thereto, to make funds of the applicable Series available for payment to shareholders who have delivered to the Transfer Agent a request for redemption of their shares by such Series pursuant to said Agreement and Declaration of Trust. Redemption of the Shares of any Series shall be made only from the assets of the relevant Series. In connection with the redemption of shares of each Series pursuant to the Agreement and Declaration of Trust, State Street is authorized and directed upon receipt of instructions from the Transfer Agent for such Series to make funds of such Series available for transfer through the Federal Reserve Wire System or by other bank wire to a commercial bank account designated by the redeeming shareholder.

F.  Disbursements.  Upon receipt of proper instructions, to make or cause to be
    -------------
made, insofar as cash of the applicable Series is available for the purpose, disbursements for the payment on behalf of such Series of interest, taxes, management or supervisory fees and operating expenses, including registration and qualification costs and other expenses of issuing and selling shares or changing its capital structure, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses. The Custodian shall not, in connection with the Custodian's compensation or expenses, charge the custodied assets of any Series, attach any lien or withhold delivery of any asset, in full or in part, it being understood that the Fund will make timely payment of all compensation due to the Custodian on account of each Series.

G.  Other Proper Trust Purposes.  Upon receipt of proper instructions, to make
    ---------------------------
or cause to be made, insofar as cash is available, disbursements for any other purpose (in addition to the purposes specified in Sections 3-D, 3-E, 4-D, 4-E and 4-F of Article II) which the Fund declares is a proper trust purpose pursuant to the proper instructions described in Section 5-A of Article II.

H.  Records.  To create, maintain and retain all records relating to its
    -------
activities and obligations under this agreement in such manner as will meet the obligations of the Fund (with respect to each Series) under the Investment Company Act of 1940, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All records maintained by State Street in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be delivered in accordance with the terms of Section 9-B Article II below.

I.  Accounts.  To keep books of account and render statements, including interim
    --------
monthly and complete quarterly financial statements, or copies thereof from time to time as requested by the Treasurer or any Executive Officer of the Fund.

J.  Appraisals.  Unless otherwise directed by receipt of proper instructions, to
    ----------
compute and determine, as of the close of business of the New York Stock Exchange, the "net asset value" of a share of each Series, and shall also compute and determine such net asset value for each Series on each day during which there is a sufficient degree of trading in such Series' portfolio securities that the current net asset value of such Series' shares might be affected by the change in the value of such portfolio securities, each such computation and determination to be made pursuant to the provisions of the Agreement and Declaration of Trust and/or By-Laws of the Fund, by a vice president, assistant vice president or assistant secretary of the Custodian; and promptly to notify the Fund of the result of such computation and determination. In computing the "net asset value" State Street shall rely upon security quotations received by telephone or otherwise from sources designated by the Fund by proper instructions and may further rely upon information furnished to it by an officer of the Fund thereunto duly authorized relative (a) to liabilities of each Series not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves and (c) to the fair value of any securities or other property for which market quotations are not readily available.

K.  Determination of Net Income.  Upon receipt of proper instructions, which may
    ---------------------------
be continuing instructions when deemed appropriate by the parties, State Street shall calculate daily the "net income" of each Series in a manner consistent with the Agreement and Declaration of Trust and in accordance with the then current prospectus of the Fund applicable to such Series, and shall advise the Fund and the Transfer Agent daily of the total amount of such "net income".

L.  Miscellaneous.  To assist generally in the preparation of routine reports to
    -------------
holders of shares of each Series, to the Securities and Exchange Commission, including Form N-SAR, to State "Blue Sky" authorities and to others in the auditing of accounts and in other matters of like nature.

5.A.  Proper Instructions.  State Street shall be deemed to have received proper
      -------------------
instructions upon receipt of written instructions signed by a majority of the Trustees of the Fund or by one or more person or persons as the Trustees shall have from time and time authorized to give the particular class of instructions in question (hereinafter, "Proper Instructions"). Different persons may be authorized to give instructions for different purposes. A certified copy of a resolution or action of the Trustees may be received and accepted by State Street as conclusive evidence of the authority of any such person persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

B.  Investments, Limitations.  In performing its duties generally, and more
    ------------------------
particularly in connection with the purchase, sale and exchange of securities made by or for each Series, State Street may take congnizance of the provisions of the Agreement and Declaration of Trust of the Fund as from time to time amended; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provision of the Agreement and Declaration of Trust and By-Laws of the Fund as amended, or resolutions or proceedings of the Trustees of the Fund.

6.A.  Indemnification.  State Street, as Depository and Custodian, shall be
      ---------------
entitled to receive and act upon advice of counsel (who may be counsel for The New England) and, except as provided in the next paragraph of this Section 6-A, shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable Federal or State laws or regulations, and if the counsel is counsel for The New England and not for State street, shall be kept indemnified by The New England and not for State Street, shall be kept indemnified by The New England and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence. State Street shall not be entitled to indemnification for any action taken upon advice of its own counsel.

     Notwithstanding any other provision of this Agreement, the Custodian shall be strictly liable for all losses to the property of any Series held by the Custodian due to fire, burglary, robbery, theft and mysterious disappearance, whether such a loss occurred while the property was in the possession of the Custodian, its nominee or any agent of the Custodian at the time of loss. Notwithstanding any other provision of this Agreement, the Custodian shall be liable for losses resulting from any cause or causes other than those specified in the immediately preceding sentence unless the Custodian itself can establish that the loss was not due to any dishonesty, negligence or misconduct by its officers, employees or agents or nominee. In the event of loss, damage or injury to the securities held on deposit for any Series with the Custodian, its nominee or its agent, the Custodian shall promptly, upon demand of the Fund on behalf of such Series, cause such securities to be replaced by securities of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to the Fund on behalf of the Series, remit cash equal to the fair market value of sad securities. (Fair market value shall be determined as of the date such securities suffered the loss, damage or injury.) Notwithstanding any provision of this Section 6-A, the Custodian shall not be liable for any loss, damage or injury resulting from nuclear contamination (other than industrial use of nuclear energy), expropriation by government order, war, insurrection or revolution and, with respect to a sub-custodian or foreign sub-custodian, even if the sub-custodian or foreign sub-custodian's standards of liability for failure or delay in effecting any collections or providing any notices may be less than that described in this
Section 6-A, the Custodian shall not be absolved of responsibility if the failure or delay in effecting collections or giving notice is due to the Custodian's negligence or misconduct.

Each party shall be liable for its own misconduct and negligence. While there may be indemnification between the Custodian and The New England, neither of these parties can immunize themselves from liability to the Fund by relying upon advice from their own individual counsel. In order that the indemnification provisions contained in this Section 6-A shall apply, however, it is understood that in any case in which The New England shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that State Street will use all reasonable care further understood that State Street will use all reasonable care to identify and notify The New England promptly concerning a situation which presents or appears likely to present the probability of such a claim for indemnification against The New England. The New England shall have the option to defend State Street against any claim which may be the subject of this indemnification, and in the event that The New England so elects it will so notify State Street, and thereupon The New England shall take over complete defense of the claim, and State Street shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Section 6-A. State Street shall in no case confess any claim or make any compromise in any case in which The New England will be asked to indemnify State Street except with The New England's prior written consent.

     The Fund agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against the Custodian or its nominee in connection with the performance of this Agreement, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct and except for claims by or liabilities to the Fund. To secure any advances of cash or securities made by the Custodian to or for the benefit of the Fund for any purposes which result in a Series incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, each Series hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of the Series' total assets ( taken at cost), the specific securities to be designated in writing from time to time by the Series or its investment adviser; provided, however, that (1) if from time to time neither the Series nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of the Series's total assets (taken at cost), or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to Proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of the Series's total assets (taken at cost), then the Custodian shall have a security interest in the Series's securities in an amount that, taken together with amounts of securities from time to time designated in writing by the Series or its investment adviser that have not been delivered out of custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of the Series's total assets (taken at cost), then the Custodian shall have a security interest in the Series's securities from time to time designated in writing any the Series or its investment adviser that have not been delivered out of custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of the Series's total assets (taken at cost). Should the Series fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

     State Street in its performance of its duties will exercise the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in these affairs.

B.  Expense Reimbursement.  State Street shall be entitled to receive from The
    ---------------------
New England on demand reimbursement for its cash disbursements, expenses and charges in connection with its duties as Depository and Custodian as aforesaid, but excluding salaries and usual overhead expenses.

C.  Appointment of Agents.  State Street, as Custodian, may at any time or times
    ---------------------
appoint (and may at any time remove) any other bank, trust company or responsible commercial agent as its agent to carry out such of the provisions of this Agreement as State Street may from time to time direct, provided, however, that the appointment of such agent shall not relieve State Street of any of its responsibilities under this Agreement. Notwithstanding any provision contained herein to the contrary, the Fund retains the ultimate responsibility and authority for direction and control for the services provided pursuant to this Agreement.

D.  Appointment of Sub-Custodian.  State Street, as the Custodian, may from time
    ----------------------------
to time employ one or more sub-custodians meeting the terms and conditions set forth in Section 9.4(a) of the Fund's By-Laws, subject to prior approval by the Fund. Notwithstanding any provision contained herein to the contrary, the Fund retains the ultimate responsibility and authority for direction and control for the services provided pursuant to this Agreement.

E.  Reliance on Documents.  So long as and to the extent that it is in the
    ---------------------
exercise of reasonable care, State Street as Depository and Custodian, shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed in accordance with
Section 5-A of Article II and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by any Trustee or the Secretary of the fund or any other person authorized by the Trustees.

F.  Access to Records.  Subject to security requirements of State Street
    -----------------
applicable to its own employees having access to similar records within State street and such regulations as to the conduct of such monitors as may be reasonably imposed by State Street after prior consultation with an officer of the Fund, the books and records of State Street pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Trustees of, attorneys for, and auditors employed by, the fund.

G.  Forwarding of Notices.  State Street shall promptly forward to the fund all
    ---------------------
tender offers, exchange offers, notices and announcements received by it relating to any securities held by it as Custodian for any Series.

H.  Record-Keeping.  State Street will keep books of account and render
    --------------
statements for each series separately. State Street shall maintain such records as will enable the Fund to comply with the requirements of all Federal and State laws and regulations applicable to the Fund with respect to the matters covered by this Agreement. The Custodian shall submit, upon not more than 48 hours' notice and during the course of the Custodian's regular business hours, to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this jurisdiction over the services provided pursuant to this Agreement, present or future, any information, reports or other materials which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. The Custodian shall not disclose or use any record it has prepared by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Agreement.

I.  Proxies.  The Custodian shall, with respect to the securities held
    -------
hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Series or a nominee of such Series, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

7.A.  Appointment of Foreign Sub-Custodians.  The Fund hereby authorizes and
      -------------------------------------
instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule B hereto ("foreign sub-custodians"). Upon receipt of Proper Instructions, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule B hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any on or more of such sub-custodians for maintaining custody of the Fund's assets.

B.  Assets to be Held.  The Custodian shall limit the securities and other
    -----------------
assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act of 1940, as amended, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

C.  Foreign Securities Depositories.  The Custodian shall identify on its books
    -------------------------------
as belonging to the relevant Series the foreign securities of such Series held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the relevant Series and physically segregate in that account securities and other assets of such Series, and, in the event that such institution deposits such Series's securities in a foreign securities depository, that is shall identify on its booked as belonging to the Custodian, as agent for such Series, the securities so deposited.

E.  Agreements with Foreign Banking Institutions.  Each agreement with a foreign
    --------------------------------------------
banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (s) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian , including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

F.  Access of Independent Accountants of the Fund.  Upon request of the Fund,
    ---------------------------------------------
the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the custodian.

G.  Reports by Custodian.    The Custodian will supply to the Fund from time to
    --------------------
time, as mutually agreed upon, statements in respect of the securities and other asset of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advises or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

H.  Transactions in Foreign Custody Account.
    ---------------------------------------

     (a) Except as otherwise provided in subparagraph (b) of this Section &-H, the provisions of Sections D, E, F, G, I, J and K of Section 3 of Article II of this Agreement shall apply, mutatis mutandis, to the foreign securities of the
                            ----------------
Fund held outside the United States by foreign sub-custodians.

     (b) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities received for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 3-C of Article II of this Agreement, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

I.  Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the
    -----------------------------------
Custodian employs a foreign banking institution as a foreign sub-custodian shall require said sub-custodian to exercise the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in the performance of its duties, and to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

J.  Liability of Custodian.  The Custodian shall be liable for the acts or
    ----------------------
omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by Section 7-M of Article II, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions or acts of ware or terrorism or any loss where the sub-custodian has otherwise exercised the standard of care that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing

transactions and custody would observe.   Notwithstanding the foregoing
provisions of this Section 7-J, in delegating custody duties to State Street London, Ltd., the Custodian shall not be relieved to the Fund for any loss due to such delegation, except such loss as may result from 9a) political risk (including, but not limited to , exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilles) or ( b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk)due to acts of god, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

K.   Reimbursement for Advances.  Notwithstanding any other provision in this
     --------------------------
Agreement, if the Fund requires the Custodian to advance cash or foreign securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges , expenses, assessments, claims or liabilities in connection with the performance of Section 7 of Article II, except such as may arise from it or its nominee's own negligent failure to act or willful misconduct, each a Series hereby grants to the Custodian in an amount not to exceed the lesser of the dollar amounts borrowed or two percent (15 percent, in the case of the Money Market Series) of such Series' total assets (taken at cost ), the specific securities to be designated in writing from time to time by the Series or its investment adviser; provided, however, that (10 if from time to time neither the Series nor its investment adviser shall have designated in writing specific securities in an amount at least equal to the lesser of the case of the Money market Series ) of such Series's total asset taken at cost, or (2) if as a result of the delivery by the Custodian out of its custody, pursuant to proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amounts borrowed or two percent (15 percent in the case of the Money market Series) of such Series's total assets, then the Custodian shall have a security interest in such Series's securities in an amount that , taken together with amounts of securities from time to time designated in writing by the Series or its investment adviser that have not been delivered out of the custody of the Custodian pursuant to Proper Instructions, does not exceed the lesser of the dollar amounts borrowed or two percent (15 percent in the case of the Money Market Series's total assets (taken at cost) . Should the Series fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and dispose of pledge securities and property as is necessary to repay any such advances.

L.   Monitoring Responsibilities.  The Custodian shall furnish annually to the
     ----------------------------
Fund , during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and cope to that furnished to the fund in connection with the initial approval of the foreign sub-custodial arrangements under this Agreement. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of assets of the Fund or, in the case of the foreign sub-custodian not the subject of an appropriate exemptive order from the Securities and Exchange Commission, in the event that the Custodian is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof), in each case computed in accordance with generally accepted U.S. accounting principles).


M.   Branches of U.S. Banks.
     -----------------------

     (a) except as otherwise set forth in this Section 7, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a) (5) of the Investment Company Act of 1940 , as amended, meeting qualification set forth in Section 26(a) of said Act. The appointment of any such branch as sub-custodian shall be governed by Section 6-C of Article II of this Agreement.

(b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the custodian, State Street London Ltd. or both.

8. The New England shall pay State Street as Depository and Custodian the Compensation set forth on Exhibit A hereto until a different compensation schedule shall be agreed upon in writing among The New England, the Fund and State Street.

9.A.  Effective Period, Termination and Amendment, and Interpretative and
     --------------------------------------------------------------------
Additional Provisions.  This Agreement shall become effective as of the date of
---------------------
its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by agreement of the parties hereto and may be terminated by The New England and the fund , on behalf of any or all of the Series, on the one hand, and State Street, on the other hand, by an instrument in writing delivered o mailed postage paid, to The New England and the fund or State Street as the case may be, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that The New England and the Fund, on behalf of the Series, shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of the Fund's Agreement and Declaration of Trust or By-Laws as the same may from time to time by amended, and further provided, that The New England and the Fund by action of its Trustees may, at any time, substitute another bank or trust company for State Street by giving notice as above to State Street.

     In connection with the operation of this Agreement, State Street, The New England and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provisions to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of the Fund's Agreement and Declaration of Trust or By-Laws as the same may from time to time be amended. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

B.  Successor Custodian.  Upon termination hereof, The New England shall pay to
    -------------------
State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements incurred prior to such termination in accordance with Section 6-B or Article II and such reasonable costs, expenses and disbursements as may be incurred by State Street in connection with such termination.

     If a successor custodian for any Series is appointed by the Trustees of the Fund in accordance with its By-Laws, State Street shall, upon termination, deliver to such successor custodian at the office of State Street, duly endorsed and in form for transfer, all securities of such Series then held hereunder and all funds or other properties of such Series deposited with or held by it hereunder and all records maintained by State Street in connection with the performance of its duties under this Agreement.

     If no such successor custodian is appointed, State Street shall, in like manner at its office, upon receipt of a certified copy of a resolution of the shareholders of such Series pursuant to the By-Laws, deliver such securities, funds and other properties in accordance with such resolution.

     In the event that securities, funds or other properties remain in the possession of State Street after the date of termination hereof with respect to any Series owing to failure of the Fund to procure the certified copy above referred to, or of the Trustees to appoint a successor custodian, State Street shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of State Street with respect to such Series shall remain in full force and effect.

10. The Fund shall not circulate any printed matter which contains any reference to State Street without the prior written approval of State Street, except such printed matter as merely identifies State Street a s Depository and/or Custodian.

11. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be subject to and be construed according to the laws of said Commonwealth.

12. Notices and other writings delivered or mailed postage prepaid to the Fund at 501 Boylston Street, Boston, Massachusetts, to The New England at 501 Boylston Street, Boston, Massachusetts, and to State Street at 225 Franklin Street, Boston, Massachusetts, 02110 or to such other address as the Fund, The New England or State Street may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address. Notice given to the Fund with respect to any matter affecting less than all of the Series shall indicate in such notice the Series to which such matter pertains.

13. This Agreement shall be binding on and shall insure to the benefit of State Street and its successors. State Street shall bill The New England for each Series separately on account of those custodian fees determined in accordance with Exhibit A hereto which are attributable to the administration, portfolio trades, interest accrual and appraisals or other activities of such Series. Except as otherwise specifically provided in this Agreement, the rights, obligations and interests of the Fund, any Series and the Custodian under this Agreement shall not be assignable in whole or in part.

14. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15. The Services of the Custodian and The New England under the Agreement are not deemed to be exclusive and both parties shall be free to render similar services to others so long as their services are not impaired thereby.

16. Any securities issued in bearer form shall be maintained in that form and not be subject to reregistration in definitive form; i.e. in the name of a nominee or any depository, except upon specific instruction as to a given security. The bearer securities must be retained by the Custodian itself, unless deposited with a depository authorized by the Securities and Exchange Commission and approved by the California Insurance Commissioner.


       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.



                              NEW ENGLNAD ZENITH FUND,
                              on behalf of each of its Money Market
                              Series, its Bond Income Series, its Capital
                              Growth Series, its Stock Index Series and its Managed Series.



ATTEST   /s/ SHEILA BARRY                  HENRY L. P. SCMELZER
-------------------------                  -----------------------

                                           STATE STREET BANK AND
                                           TRUST COMPANY
                                           -----------------------

ATTEST:  /s/ ILLEGIBLE                     /s/ ILLEGIBLE
-------------------------                  -----------------------

                                           NEW ENGLAND MUTUAL LIFE
                                           INSURANCE COMPANY
                                           -----------------------

ATTEST:  /s/ MARRIE SWIFT                  /s/ EDWARD N. WADSWORTH
-------------------------                  -----------------------